For Immediate Release
Collegiate Pacific Announces Second Fiscal Quarter Earnings Results, Revenues Up 95%; $46.4M v.
$23.8M

— —	Solid Organic Sales Growth of 15% for the Quarter Company sees balance of FY06 Fully Diluted GAAP

EPS of $0.20 — $0.26, which is generally in line with the

range of analyst consensus estimates

— Company Sees FY07 Fully-Diluted GAAP EPS of $0.62-

$0.78

Dallas, Texas – February 14, 2006 — Collegiate Pacific Inc. (AMEX – BOO) today announced its results of operations for the second fiscal quarter ended December 31, 2005, and that it will host a conference call today at 3:30 PM, Central Standard Time, to discuss the second fiscal quarter and future plans. The call may be accessed by dialing 866-510-0708 and using participant code 27597908. A replay of the call will be available for 30 days by calling 888-286-8010 and entering passcode 54869893.

Certain points of Interest for the Quarter Include:

•	- Q206 Net Loss of $971 thousand, or ($0.10) fully-diluted GAAP EPS, which includes an approximately $555 thousand, or ($0.05) fully-diluted GAAP EPS net of taxes, seasonal loss at SSPY, and also includes $1.57M in non-cash and cash charges, or ($0.10) fully-diluted GAAP EPS net of taxes, for the items described below;and

•	- Company completes Financial Restatements for Q1 of FY06 and FY04 and FY05, which results in a pre-tax increase of approximately $90 thousand in Q1 of FY06 and a pre-tax decrease of approximately $357 thousand and $291 thousand for FY04 and FY05, respectively, as indicated in the table below.

	Restatement Adjustment Summary ( Increase) / Decrease
	Twelve month period ended		Three month period ended
	June 30, 2004	June 30, 2005	September 30, 2005
Cost of sales adjustments	$(233,400)	$(384,250)	$284,140
Intangible amortization adjustments	(123,334)	93,313	(194,134)

Gross adjustments	$(356,734)	$(290,937)	$90,006
Effect of taxes	146,260	113,405	(35,538)

Net adjustments	$(210,474)	$(177,532)	$54,468

Weighted average shares outstanding

Basic	6,324,950	10,031,314	10,124,387

Fully diluted	7,571,910	10,279,185	14,068,662

Earnings per share as previously reported

Basic	$0.30	$0.38	$0.25

Fully diluted	$0.25	$0.37	$0.22

Earnings per share as adjusted

Basic	$0.26	$0.36	$0.25

Fully diluted	$0.22	$0.35	$0.22

Commenting on the quarter and the first six-months of fiscal 2006, which ended December 31, 2005, Michael J. Blumenfeld, Chairman and CEO stated: “While the second fiscal quarter is the seasonal low-point for our business, we are pleased to report robust sales growth and gross margin performance consistent with our expectations. Moreover, we are particularly pleased to have completed a restatement of our financial statements for the fiscal years ended June 30, 2004 and 2005, as well as our first quarter of fiscal 2006, for changes related to our purchase accounting for the valuation and amortization expenses associated with acquired intangibles and inventories from Collegiate Pacific’s acquisition activities since January 2004. As discussed below, these adjustments increased our reported net income for the fiscal quarter ended September 30, 2005, by approximately $54 thousand, which did not impact EPS, and decreased our reported net income by approximately $210 thousand, or ($0.03) per share, and approximately $178 thousand, or ($0.02) per share, respectively, for our fiscal years ended June 30, 2004 and June 30, 2005.”

“The Company produced a net loss of $971 thousand for the quarter ended December 31, 2005, or ($0.10) per fully diluted share, including a seasonal net loss of approximately $555 thousand for our 73% owned affiliate Sport Supply Group, Inc. Additionally, results for the quarter included the following cash and non-cash charges in the total amount of approximately $1.57 million, or $0.10 per diluted earnings per share, net of taxes:

•	- non-cash amortization charges in the amount of approximately $420 thousand for acquired intangibles, including our acquisition of a majority interest in Sport Supply Group, Inc.;

•	- a one-time cash charge in the amount of approximately $430 thousand related to the termination of the Merger Agreement with Sport Supply Group Inc.;

•	- a cash charge in the amount of approximately $544 thousand for Sarbanes-Oxley related compliance costs; and

•	- a cash charge in the amount of approximately $176 thousand for professional fees incurred in connection with the preparation and filing of a Registration Statement on Form S-3, which was filed by the company pursuant to the terms of a registration rights agreement the company entered into with the purchasers of its convertible senior subordinated notes due 2009.

We are pleased to put these charges behind us.”

Adam Blumenfeld, President of Collegiate Pacific stated: “Operationally, we were pleased with consolidated sales growth for the quarter and with gross margin performance in the quarter and year-to-date six month period ended December 31, 2005. Organic sales growth for businesses owned at least twelve months was approximately 15% for the quarter and approximately 20% for the six month period ended December 31, 2005, well within our expectations. Regarding gross margins, investors should be mindful that Sport Supply Group carries a historically lower gross margin than that of Collegiate Pacific. Notwithstanding, the consolidated gross margins were 32.6% for the quarter, and 32.6% year-to-date. Certain adjustments outlined above were in connection with inventory market adjustments at Sport Supply Group, which negatively affect reported gross margins. Without these adjustments, the gross margins would have been approximately 33.3% and 33.7% for the three and six month periods, respectively, ended December 31, 2005, which exceeds our internal expectations. This is reflective of progress being made in our catalog selling efforts; Dixie, OTS, Kesslers and Salkeld’s (“DOKS”) road sales platform and by our Sport Supply Group affiliate in enhancing gross margins and reducing the cost of goods sold. Our attempts to improve gross margins are a long-term, multi business cycle process, but we are pleased with initial results, particularly in light of the significant increase in the cost of certain raw materials.”

“Regarding our 73% investment in Sport Supply Group, Inc., we are pleased with the progress Sport Supply Group has made to date and remain well focused on optimizing this investment for the benefit of all shareholders.”

Adam Blumenfeld continued; “We are excited to have added talented personnel in the Finance, Sales and Marketing divisions of the Company. We are pleased to welcome Sue Myers as our new corporate controller and Kurt Hagen as our new executive vice president of sales and marketing. With 12 years experience in the fast-growing Fossil Corporation (NASD – FOSL), we look forward to Kurt being instrumental in the acceleration of our catalog and on-line sales efforts. The addition of Mr. Hagen rounds out the Executive Management Team for our major operating platforms and solidifies, we believe, the necessary foundation for future profitable growth.”

Regarding our outlook and guidance for future periods, Michael Blumenfeld stated: “At this time, we are currently projecting GAAP diluted earnings per share between $0.20 and $0.26 for the balance of fiscal 2006, which assumes no excess expenses to budget with respect to our Sarbanes-Oxley compliance costs in Q3 and Q4, and is generally in line with the range of current analyst consensus projections. We continue to see EBITDA for fiscal 2006 of $15 million or more. The Company is also introducing preliminary guidance for FY07 (which begins July 1, 2006) of $0.62 – $0.78 per fully diluted GAAP share. This guidance assumes no material acquisitions or dispositions during FY07 and will likely be refined as the year unfolds. We see FY07 EBITDA of approximately $20 Million.”

Restatement of Financial Statements

As previously disclosed by the company in its most recent annual report on form 10-KSB and previous quarterly reports on Form 10-Q, since February 2005, the company has received and responded to several comment letters from the Staff of the Securities and Exchange Commission’s Division of Corporation Finance. The SEC comments were initiated in conjunction with the SEC’s review of the company’s Registration Statement on Form S-3, which was filed by the company on January 24, 2005, as required by the terms of a registration rights agreement the company entered into with the purchasers of its convertible senior subordinated notes due 2009. Based on the SEC comments, management and the audit committee of our board of directors reassessed the company’s purchase accounting for the intangible assets and inventories the company acquired in connection with acquisitions since January 2004. As a result, Collegiate Pacific will restate its financial statements for the fiscal year ended June 30, 2004 and June 30, 2005, by filing an amendment to its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005. In addition, the company will restate its financial results for the fiscal quarter ended September 30, 2005, by filing an amendment to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005. The amendments will reflect the following purchase accounting adjustments to amounts previously allocated to the following acquired intangible assets and inventories:

•	- increase the value of the customer relationships acquired in connection with its acquisitions of Kesslers Team Sports, Dixie Sporting Goods, Orlando Team Sports and Salkeld & Sons by approximately $1.9 million, which was originally allocated to goodwill;

•	- increase the value the inventories acquired in connection with its acquisitions of Kesslers Team Sports, Dixie Sporting Goods, Orlando Team Sports and Salkeld & Sons by approximately $650 thousand, which was originally allocated to goodwill; and

•	- increase the value of contractual backlog the company acquired in connection with its acquisitions of Kesslers Team Sports, Dixie Sporting Goods, Orlando Team Sports and Salkeld & Sons by approximately $200 thousand, which was originally allocated to goodwill.

As a result of these restatements, amortization expense and cost of goods sold for the fiscal years ended June 30, 2004 and 2005 were increased by approximately $210 thousand, or ($0.03) per share, and by approximately $178 thousand, or ($0.02) per share, respectively. In addition, the restatement increased the company’s reported net income for the fiscal quarter ended September 30, 2005, by approximately $54 thousand, which did not impact EPS. These are non-cash adjustments that do not affect Collegiate Pacific’s cash flow or debt balances for these periods.

“Given the cumulative effect of this change in reported non-cash amortization expense, we have determined that the most appropriate action is to restate the affected periods. We have discussed this issue with our auditors,” said Michael J. Blumenfeld.

Quarterly Report on Form 10-Q

Due to, among other things, delays caused by the company’s decision to restate its consolidated financial statements set forth in its Annual Report on Form 10-KSB for the fiscal years ended June 30, 2004 and 2005, as well as its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, to correct all purchase accounting issues related to the company’s acquisition activity since January 2004, all in connection with the company’s recent resolution of all outstanding comments the company received from the Securities and Exchange Commission’s Division of Corporation Finance regarding the company’s purchase accounting for those acquisitions, Collegiate Pacific will be delaying the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005, as permitted by the rules of the Exchange Act. Collegiate Pacific’s Quarterly Report on Form 10-Q will be filed within five calendar days of this press release. The amendment to the Company’s 10-KSB for fiscal 2005 and its 10-Q for the quarter ended September 30, 2005, must be filed prior to the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005.

About Collegiate Pacific

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional and team dealer markets. The Company offers more than 4,500 products to 300,000 prospective and existing customers. The Company distributes approximately 1.5 million catalogs annually and employs approximately 175 professional road salesmen.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2005	2005
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$9,038,788	$40,325,716
Accounts receivable, net of allowance for doubtful accounts of
$1,539,634 and $1,042,496, respectively	32,232,306	18,131,753
Inventories	38,379,939	17,478,805
Current portion of deferred taxes	803,278	775,231
Prepaid income taxes	366,265	644,596
Prepaid expenses and other current assets	3,310,791	601,439

Total current assets	84,131,367	77,957,540
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,845,597 and $1,294,135, respectively	10,154,315	1,501,096
DEFERRED DEBT ISSUANCE COSTS, net of accumulated amortization of $734,527and $392,932, respectively	2,675,831	3,017,427
INTANGIBLE ASSETS, net of accumulated amortization of $1,689,213 and $853,333, respectively	9,512,310	1,862,606
GOODWILL	47,455,472	23,848,345
DEFERRED INCOME TAXES	124,143
OTHER ASSETS, net	604,129	409,068

Total assets	$154,657,567	$108,596,082

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$19,442,010	$9,782,479
Accrued liabilities	5,035,848	1,724,783
Dividends payable	254,777	255,144
Accrued interest	267,708	250,000
Current portion of long-term debt	12,463,043	329,867

Total current liabilities	37,463,386	12,342,273
DEFERRED TAX LIABILITY	621,548	700,146
LONG-TERM DEBT	56,007,842	50,448,153
MINORITY INTEREST IN SUBSIDIARY	13,594,147

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; no shares
issued	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized;
10,215,480 and 10,205,780 shares issued and
10,129,454 and 10,119,754 shares outstanding, respectively	102,687	102,058
Additional paid-in capital	42,681,022	41,911,008
Retained earnings	4,844,386	3,749,895
Treasury stock at cost, 86,026 shares	(657,451)	(657,451)

Total stockholders’ equity	46,970,644	45,105,510

Total liabilities and stockholders’ equity	$154,657,567	$108,596,082

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net sales	$46,401,280	$23,794,598	$111,676,176	$51,504,886
Cost of sales	31,258,686	15,884,544	75,219,087	34,468,131

Gross profit	15,142,594	7,910,054	36,457,089	17,036,755
Selling, general and administrative expenses	16,192,395	6,710,482	31,928,121	12,664,887

Operating profit (loss)	(1,049,801)	1,199,572	4,528,968	4,371,868

Other income (expense):
Interest income	28,116	42,999	74,338	58,444
Interest expense	(1,119,045)	(334,663)	(2,117,906)	(341,519)
Other income	63,824	71,184	88,473	120,563

Total other income (expense)	(1,027,105)	(220,480)	(1,955,095)	(162,512)

Income (loss) before minority interest in net income of consolidated subsidiary and income taxes	(2,076,906)	979,092	2,573,873	4,209,356
Minority interest in net income (loss) of consolidated subsidiary	(481,833)	—	(56,191)	—

Income (loss) before income taxes	(1,595,073)	979,092	2,630,064	4,209,356
Income tax provision	(624,198)	397,945	1,026,052	1,751,654

Net income (loss)	$(970,875)	$581,147	$1,604,012	$2,457,702

Weighted average number of shares outstanding:
Basic	10,129,351	10,004,947	10,126,869	9,956,587

Diluted	10,129,351	10,320,184	10,599,918	10,211,489

Net income (loss) per share common stock – basic	$(0.10)	$0.06	$0.16	$0.25

Net income (loss) per share common stock – diluted	$(0.10)	$0.06	$0.15	$0.24

EBITDA means earnings before interest, taxes, depreciation and amortization, and calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here in our discussion of guidance for future periods because it is a widely used financial indicator used by investors and analysts to measure performance.

Safe Harbor Statement

This news release includes forward-looking statements. Collegiate Pacific cautions that these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to Collegiate Pacific’s ability to successfully execute its acquisition plans and growth strategy, integration of acquired businesses, weather conditions, global economic conditions, product demand, financial market performance, and other risks described in Collegiate Pacific’s most recent annual report on form 10-KSB, previous quarterly reports on Form 10-Q, and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Collegiate Pacific cautions that the foregoing list of important factors is not exclusive, any forward-looking statements included in this news release is made as of the date of this news release, and Collegiate Pacific does not undertake to update any forward-looking statement.

Contact:

Collegiate Pacific Inc., Dallas

Adam Blumenfeld/Michael Blumenfeld, 972-243-8100

Source: Collegiate Pacific Inc.